SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8 K

CURRENT REPORT



11:   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



November 7, 2000
(Date of Report)


Forestry International, Inc.
(Exact name of registrant as specified in its charter)


Colorado
(State or other jurisdiction of incorporation)


0-023310                              84-1116284
(Commission File Number)   (IRS Employer Identification Number)


127 Cremazie West, Montreal, Quebec Canada H2N 1L5
(Address of principal executive offices including zip code)


(514) 495.7747 and (514) 382.3830
(Registrant's telephone number including area code)


Former name or former address, if changed since last report
                               1205 Ampere Street, Suite 206
                             Boucherville, QC, Canada J4B 7M6


Item 1.  Change in Control of Registrant:   Not applicable

Item 2.  Acquisition or Disposition of Assets:     Not applicable

Item 3.  Bankruptcy or Receivership:    Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant:  Not Applicable.

Item. 5. Other Events. On October 31, 2000, a majority of Forestry International, Inc.'s shareholders approved and authorized the
54:    Company to amend the Articles of Incorporation to change the
55:    Corporation name to Infynia.com Corporation.  At the same time,
56:    the Company  moved its offices at 127 Cremazie West, Montreal,
57:    (Quebec) Canada H2N 1L5.  A new telephone number has been

Item 6.  Resignation of Registrant's Directors:  Not Applicable.
Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:
Not applicable
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,
65:    as amended, Registrant has duly caused this report to be signed on
66:    its behalf by the undersigned hereunto duly authorized.
INFYNIA.COM CORPORATION
(Registrant)


By: /s/ Louis R. Turp
      Louis R. Turp, President


Date: November 7, 2000